EXHIBIT 23.4

                         INDEPENDANT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form S-8 of Metals USA, Inc. of our report dated October 19, 1995 on Affiliated Metals Company for the years ended September 3, 1994 and September 2, 1995, and to the reference to us under the heading "Independant Auditors."

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                            /s/RUBIN, BROWN, GORNSTEIN & CO. LLP
                                               RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
August 24, 1998